Exhibit 4.1

Approved by the Board of Directors on

December 11, 2002 and approved by the Members at

the Annual and Extraordinary General Meeting held on December 11, 2002

Rare Element Resources Ltd. (formerly: Spartacus Capital Inc.)

INCENTIVE SHARE OPTION PLAN

December 11, 2002

TABLE OF CONTENTS

Page

Section 1.  General Provisions

1

1.1

Interpretation

1

1.2

Purpose

2

1.3

Administration

3

1.4

Shares Reserved

3

1.5

Amendment and Termination

4

1.6

Compliance with Legislation

4

1.7

Effective Date

5

1.8

Miscellaneous

5

Section 2.  Options

6

2.1

Grants

6

2.2

Option Price

6

2.3

Hold Period

6

2.4

Exercise of Options

6

2.5

Vesting Schedule

7

INCENTIVE SHARE OPTION PLAN

Section 1.

General Provisions

1.1

Interpretation

For the purposes of this Plan, the following terms shall have the following meanings:

(a)

"Board" means the Board of Directors of the Corporation;

(b)

"Common Shares" means the Common Shares of the Corporation;

(c)

"Consultant" means an individual (or a company wholly-owned by individuals) who:

(i)

provides ongoing consulting services to the Corporation or an affiliate of the Corporation under a written contract;

(ii)

possesses technical, business or management expertise of value to the Corporation or an affiliate of the Corporation;

(iii)

spends a significant amount of time and attention on the business and affairs of the Corporation or an affiliate of the Corporation; and

(iv)

has a relationship with the Corporation or an affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation;

(d)

"Corporation" means Rare Element Resources Ltd. (formerly Spartacus Capital Inc.);

(e)

“Discounted Market Price” means the Market Price less the discount set forth below, subject to a minimum price of $0.10:

Closing Price	Discount
Up to $0.50	25%
$0.51 to $2.00	20%
Above $2.00	15%

(f)

"Eligible Person" means, subject to all applicable laws, any director, officer, employee or Consultant of the Corporation or any of its associated, affiliated, controlled and subsidiary companies;

(g)

“Exchange” means the TSX Venture Exchange;

(h)

"Insider" means:

(i)

an insider as defined under Section 1(1) of the Securities Act (British Columbia), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Corporation, and

(ii)

an associate as defined under Section 1(1) of the Securities Act (British Columbia) of any person who is an insider by virtue of (i) above;

(i)

 “Market Price” means (subject to certain exceptions described in the definition of Market Price in Policy 1.1 of the Exchange Policy Manual) the last closing price of the Corporation’s common shares before the issuance of the required news release disclosing the transaction(s) (“notice of transaction”) pursuant to which the shares are intended to be issued;

(j)

"Option" means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

(k)

"Outstanding Issue" is determined on the basis of the number of Common Shares that are outstanding immediately prior to the share issuance in question, excluding Common Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period;

(l)

"Participant" means Eligible Persons to whom Options have been granted;

(m)

"Plan" means this Incentive Share Option Plan of the Corporation;

(m)

“Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;  and

(n)

"Termination Date" means the date on which a Participant ceases to be an Eligible Person.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.2

Purpose

The purpose of the Plan is to advance the interests of the Corporation by (i) providing Eligible Persons with additional incentive, (ii) encouraging stock ownership by such Eligible Persons, (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation, (iv) encouraging the Eligible Person to remain with the Corporation or its Subsidiaries, and (v) attracting new employees and officers.

1.3

Administration

(a)

This Plan shall be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than three directors.  If a committee is appointed for this purpose, all references to the Board will be deemed to be references to the Committee.

(b)

Subject to the limitations of the Plan, the Board shall have the authority

(i)

to grant options to purchase Common Shares to Eligible Persons,

(ii)

to determine the terms, limitations, restrictions and conditions respecting such grants,

(iii)

to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable, and

(iv)

to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan including, without limitation, for the purpose of ensuring compliance with Section 1.8 hereof, as it may deem necessary or advisable.  The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

1.4

Shares Reserved

(a)

The maximum number of Common Shares which may be reserved for issuance for all purposes under the Plan shall not exceed 2,591,547 common shares with vesting provisions for plans that reserve more than 10%.

The maximum number of Common Shares which may be reserved for issuance to any one person in a 12 month period under the Plan shall be 5% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

The number of options granted to any one Consultant or to any persons employed to provide investor relations activities in a 12 month period must not exceed 2% of the issued Common Shares of the Corporation, calculated at the date the option was granted.

Any Common Shares subject to an Option which for any reason is cancelled or terminated without having been exercised, shall again be available for grants under the Plan.  No fractional shares shall be issued.  Please refer to Section 1.8(d) for the manner in which fractional share value shall be treated.

(b)

If there is a change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, amalgamation, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchanges, appropriate substitution or adjustment in

(i)

the number or kind of shares or other securities reserved for issuance pursuant to the Plan, and

(ii)

the number and kind of shares subject to unexercised Options theretofore granted and in the option price of such shares;

provided, however, that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares.  If the Corporation is reorganized, amalgamated with another corporation or consolidated, the Board shall make such provisions for the protection of the rights of Participants as the Board in its discretion deems appropriate.

1.5

Amendment and Termination

(a)

The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required approval.  No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant.  If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

(b)

With the consent of the affected participants, the Board may amend or modify any outstanding Option in any manner to the extent that the Board would have had the authority to initially grant such award as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exercisable, subject to the prior approval of the relevant stock exchanges.

(c)

If the Participant is an insider of the Corporation at the time of the proposed amendment, disinterested shareholder approval must be obtained for any reduction in the exercise price.

1.6

Compliance with Legislation

The Plan, the grant and exercise of Options hereunder and the Corporation's obligation to sell and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required.  The Corporation shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals.  No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void.  In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading.  Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

1.7

Effective Date

The Plan shall be effective upon the approval of the Plan by:

(a)

any other exchange upon which the Common Shares of the Corporation may be posted and listed for trading;

(b)

the shareholders of the Corporation, given by the affirmative vote of a majority of the votes attached to the Common Shares of the Corporation entitled to vote and represented and voted at an annual or special meeting of the holders of such Common Shares held, among other things, to consider and approve the Plan; and

(c)

all stock options outstanding on the effective date of the Plan shall be deemed to be governed by the Plan except that in the event of any conflict between the terms of such previously granted stock options and the Plan, the terms of such previously granted stock options shall prevail.

1.8

Miscellaneous

(a)

Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approval.

(b)

Nothing contained in the Plan nor in any Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Common Shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

(c)

The Plan does not give any Participant or any employee of the Corporation or any of its associated, affiliated, subsidiary or controlled companies the right or obligation to or to continue to serve as a director, officer or employee, as the case may be, of the Corporation or any of its associated, affiliated, subsidiary or controlled companies.  The awarding of Options to any Eligible Person is a matter to be determined solely in the discretion of the Board.  The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Corporation or any of its subsidiaries other than as specifically provided for in the Plan.

(d)

For Options granted to employees, Consultants or management company employees, the Corporation represents that the Participant is a bona fide employee, Consultant or management company employee.

(e)

No fractional Common Shares shall be issued upon the exercise of options granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Common Share upon the exercise of an Option, such Participant shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 2.  Options

2.1

Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions governing each Option granted under the Plan, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the duration of the Option, the nature and duration of the restrictions, if any, to be imposed upon the exercise of the Option or the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Common Shares acquired upon exercise of an Option may be forfeited.  An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2

Option Price

The Board shall establish the option price at the time each Option is granted, which shall in all cases be not less than the Discounted Market Price of the Common Shares on the Exchange on which the Corporation's shares are listed on the trading day immediately preceding the date of the grant.

The option price shall be subject to adjustment in accordance with the provisions of Section 1.4(b) hereof.

2.3

Hold Period

All Options and any Common Shares issued on the exercise of Options must be legended with a four month Exchange hold period commencing on the date the Options were granted, in additional to any resale restriction under Securities Laws.

2.4

Exercise of Options

(a)

Options granted must be exercised no later than five years after the date of grant or such lesser period as may be determined by the Board.

(b)

Options will become exercisable in accordance with the vesting schedule set out in 2.5.

(c)

Options shall not be assignable and transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

(d)

Subject to Section 2.3(a) and except as otherwise determined by the Board:

(i)

if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant will cease to be exercisable within 90 days after the Termination Date except if the Participant performs investor relation services, then such Option will be exercisable within 30 days of ceasing to perform the investor relations services.  If any portion of an Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant.  Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or as entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

(ii)

if a Participant dies, the legal representative of the Participant may exercise the Participant's Options within twelve months after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death;

(e)

Each Option shall be confirmed by an option agreement executed by the Corporation and by the Participant.

(f)

The exercise price of each Common Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Common Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable.

2.5

Vesting Schedule

Participants have the right to exercise their Options subject to the following schedule:

(a)

20% of the shares of the Option, or any portion thereof, shall be eligible for exercise by the Participant after 4 months from date of grant;

(b)

a further 20% of the shares of the Option, or any portion thereof, shall be eligible for exercise by the Participant after 8 months from date of grant together with any unexercised portion of the Option referred to in subparagraph (a) above;

(c)

a further 20% of the shares of the Option, or any portion thereof, shall be eligible for exercise by the Participant after 12 months from date of grant together with any unexercised portion of the Option referred to in subparagraphs (a) and (b) above;

(d)

a further 20% of the shares of the Option, or any portion thereof, shall be eligible for exercise by the Participant after 15 months from date of grant together with any unexercised portion of the Option referred to in subparagraphs (a), (b) and (c) above; and

(e)

the balance of shares of the Option, or any portion thereof, shall be eligible for exercise by the Participant after 18 months from date of grant together with any unexercised portion of the Option referred to in subparagraphs (a), (b), (c) and (d) above.

8